UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

MGO Global Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41592	83-1833607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17 th Street, Suite 121/#460596 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(347) 913-3316

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
  Pre-com
mencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 12, 2023, MGO Global Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”), relating to the Company’s initial public offering (the “Offering”) of 1,725,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), which included the exercise by the underwriters in full of the over-allotment option to purchase an additional 225,000 shares of the Company’s
C
ommon
S
tock, at an Offering price of $5.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $4.65 (93% of the public offering price per Share of $5.00) and issue the underwriters three year warrants to purchase an aggregate of 86,250 shares of the Company’s
C
ommon
S
tock, which is equal to five percent (5%) of the Shares sold in the Offering. Such warrants have an exercise price of $6.25, which is equal to 125% of the Offering price
 (the “Warrant")
.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-268484), as amended (the “Registration Statement”), and filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on January 12, 2023. The closing of the Offering for the Shares took place on January 18, 2023. Aggregate gross proceeds from the closing were $
8,625,000
, which included 225,000 shares sold by the Company upon the exercise by the underwriters of the over-allotment option in full. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $
7,239,855
. The Company intends to use the net proceeds from the Offering for team expansion, marketing, general and administrative corporate purposes, including working capital and capital expenditures.

The Warrant and the Common Stock underlying the Warrant were registered as a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company’s officers and directors, all existing stockholders who held shares of the Company’s Common Stock prior to the initial public offering have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s Common Stock or other securities convertible into or exercisable or exchangeable for shares of its Common Stock for a period from 6 to 12 months without the prior written consent of the Representative.

The Underwriting Agreement and the
W
arrant issued to the Representative are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”), and the description of the material terms of the Underwriting Agreement and the underwriter’s warrant are qualified in their entirety by reference to such exhibits.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On January 13, 2023, Martin Scott, resigned as the Chief Financial Officer of the Company. Mr. Scott’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) On January 13, 2023, Vincent Ottomanelli was appointed Chief Financial Officer of the Company. Pursuant to his independent contractor agreement dated November 3, 2022, as amended on December 2, 2022, the Company has engaged Vincent Ottomanelli to provide the Company with the financial consulting services prior to January 13, 2023 and to serve as a full-time Chief Financial Officer of the Company on and after January 13, 2023. Prior to January 13, 2023, the Company paid Mr. Ottomanelli a cash monthly fee of $7,500. On and after January 13, 2023, the Company pays Mr. Ottomanelli $10,000 per month. In addition, Mr. Ottomanelli is entitled to a discretionary annual performance bonus of up to $36,000 which will be based on the achievement of performance goals to be predetermined by the Board of Directors, in its sole discretion. Mr. Ottomanelli was also granted a five-year unvested option to purchase a total of 200,000 shares of the Company’s
C
ommon
S
tock at an exercise price equal to the initial public offering price of the Common Stock. The option to purchase 20,000 shares vested on January 13, 2023 and thereafter options to purchase 20,000 shares will vest quarterly, at the end of each fiscal quarter until March 31, 2025.

Mr. Ottomanelli is 56 years old and has the following background. P rior to Mr. Ottomanelli’ s agreement to join the Company, Mr. Ottomanelli served as Chief Commercial Officer and Financial Officer of Lafayette 148 New York, a global lifestyle brand for women. At Lafayette 148 from July 2019 through October 2022, Mr. Ottomanelli was responsible for managing the international wholesale and retail channels, as well as overseeing the Company’s finance and accounting activities. From 2018 to 2019 Mr. Ottomanelli was as a Co-Founder and Principal Consultant in Roseoak Partners, LLC, a consultancy focused on strategic brand management and business development, including financing requirements, and organizational structural development. As the former President and Regional director of Ferragamo USA, an affiliate of the global luxury fashion company, Mr. Ottomanelli oversaw all operations, sales and marketing of the Company in North & Latin America. Joining the Company in 2003 as Chief Financial Officer, Mr. Ottomanelli was promoted to CEO of Salvatore Ferragamo USA in 2005 by US Chairman Massimo Ferragamo. Under Ottomanelli’s leadership through October 2017, the Company’s US revenues grew more than 100% percent, while profits grew 300% percent. In addition to streamlining operations, returning the Company to profitability, and introducing a new brand strategy focused on elevating the Company’s profile as a leading fashion luxury player, he led the expansion of Ferragamo’s retail footprint, growing the number of retail stores from 17 to 46 during his 12-year tenure. Prior to Ferragamo, Mr. Ottomanelli served as Chief Financial Officer of Hugo Boss Fashions, Inc., the US affiliate of Hugo Boss worldwide. During his six years in this position, he helped to deliver unprecedented profitability to the Company. Mr. Ottomanelli began his career at Deloitte & Touche, LLP. He graduated with a B.S. in Business Administration and Accounting from Bloomsburg University and is a C.P.A with certification from New York State.

(d) Upon the listing of the Common Stock on The Nasdaq Stock Market LLC on January 13, 2023 (“Listing Date”), Nicole Fernandez-McGovern, Obie McKenzie, Salima Popatia, Paul Wahlgren were automatically appointed members of the Company’s Board of Directors (“Board”). As of the Listing Date, Nicole Fernandez-McGovern, Obie McKenzie and Paul Wahlgren will serve as members of the Company’s Audit Committee with Nicole Fernandez-McGovern serving as the Chairperson of the Audit Committee. Obie McKenzie, Nicole Fernandez-McGovern and Salima Popatia will serve as members of the Compensation Committee of the Board with Obie McKenzie as a Chairman of the committee. Salima Popatia and Paul Wahlgren will serve as members of a Nominating and Corporate Governance Committee with Ms. Popatia serving as a Chairperson of the committee.

Item 8.01.	Other Events.

On January 13, 2023, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On January 18, 2023, the Company issued a press release announcing that it had closed its underwritten public offering of 1,725,000 shares of common stock, par value $0.00001 per share, at $5.00 per share. The Company received aggregate gross proceeds from the closing of $
8,625,000
, without deducting underwriting discounts and commissions and fees, and other estimated offering expenses. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits

1.1	Underwriting Agreement, dated January 12, 2023, by and between MGO Global Inc. and Boustead Securities, LLC
4.1	Warrant issued to Boustead Securities, LLC, dated January 18, 2023
99.1	Press Release of MGO Global Inc. entitled “MGO Global Inc. Announces Pricing of Initial Public Offering”
99.2	Press Release of MGO Global Inc. entitled “MGO Global Inc. Announces Closing of $8.625 Million Initial Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 1 9 , 2023	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer